Exhibit 10.29

[Execution]

AMENDMENT NO. 5 TO AMENDED AND RESTATED CREDIT AGREEMENT

AMENDMENT NO. 5 TO AMENDED AND RESTATED CREDIT AGREEMENT, dated as of September 13, 2017 (this “Amendment No. 5”), is by and among Wells Fargo Bank, National Association, in its capacity as agent pursuant to the Credit Agreement (as hereinafter defined) acting for and on behalf of the parties thereto as lenders (in such capacity, “Agent”), the parties to the Credit Agreement as lenders (individually, each a “Lender” and collectively, “Lenders”), Hamilton Beach Brands, Inc., formerly known as Hamilton Beach/Proctor-Silex Inc., a Delaware corporation (“Parent”), Weston Brands, LLC, an Ohio limited liability company, (“Weston” and together with Parent, each individually, a “US Borrower” and, collectively, “US Borrowers”) and Hamilton Beach Brands Canada, Inc., formerly known as Proctor-Silex Canada Inc., an Ontario corporation (“Hamilton Brands Canada” or “Canadian Borrower”, and together with US Borrowers, each individually a “Borrower” and collectively, “Borrowers”).

W I T N E S S E T H :

WHEREAS, Agent, Lenders and Borrowers have entered into financing arrangements pursuant to which Lenders (or Agent on behalf of Lenders) have made and may make loans and advances and provide other financial accommodations to Borrowers as set forth in the Amended and Restated Credit Agreement, dated as of May 31, 2012, by and among Agent, Lenders and Borrowers, as amended by Amendment No. 1 to Amended and Restated Credit Agreement, dated July 29, 2014, Amendment No. 2 to Amended and Restated Credit Agreement, dated November 20, 2014, Amendment No. 3 to Amended and Restated Credit Agreement, dated December 23, 2015, and Amendment No. 4 to Amended and Restated Credit Agreement, dated as of June 30, 2016 (as the same now exists and is amended and supplemented pursuant hereto and may hereafter be further amended, modified, supplemented, extended, renewed, restated or replaced, the “Credit Agreement”) and the other Loan Documents;

WHEREAS, Borrowers desire to amend certain provisions of the Credit Agreement as set forth herein, and Agent and Lenders are willing to agree to such amendments on the terms and subject to the conditions set forth herein;

WHEREAS, by this Amendment No. 5, Agent, Lenders and Borrowers desire and intend to evidence such amendments;

NOW THEREFORE, in consideration of the foregoing and the mutual agreements and covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Definitions.

(a) Additional Definitions. Schedule 1.1 to the Credit Agreement is hereby amended by inserting the following new definitions in the appropriate alphabetical order:

“Amendment No. 5” shall mean Amendment No. 5 to Amended

and Restated Credit Agreement, dated as of September 13, 2017, by and among Agent, Lenders and Borrowers, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

“Flood Laws” means the National Flood Insurance Act of 1968, Flood Disaster Protection Act of 1973, and related laws, rules and regulations, including any amendments or successor provisions

“HBBHC” means Hamilton Beach Brands Holding Company, a Delaware corporation.

(b) Amendments to Definitions.

(i) The definition of “Consolidated Fixed Charges” set forth in the Credit Agreement is hereby deleted in its entirety and replaced with the following:

“Consolidated Fixed Charges” means, for any applicable period of computation, without duplication, the sum of (a) all Consolidated Interest Expense and termination payments under Hedging Agreements and other fees and charges associated with Funded Debt (including, in the case of any Loan Party, Revolving Loans, Letters of Credit and Bankers’ Acceptances), to the extent paid in cash during the applicable period (other than the amortization of deferred financing fees and expenses included in Consolidated Interest Expense) plus (b) all Consolidated Scheduled Funded Debt Payments for the applicable period plus (c) cash dividends or other distributions paid by the Borrower pursuant to Section 6.7 during the applicable period; provided, that, the one-time dividend payment of $35,000,000 made by Parent on or about September 27, 2017 shall not be included in the calculation of Consolidated Fixed Charges.

(ii) The definition of “Permitted Dividends” set forth in the Credit Agreement is hereby amended by deleting clause (a)(iii) thereof in its entirety and replacing it with the following:

“(iii) at any time subsequent to the second anniversary of the Closing Date, in such amounts as Parent shall determine, so long as (1) except with respect to the one-time dividend payment of $35,000,000 made by Parent on or about September 27, 2017, for the thirty (30) days immediately preceding the date of any such Restricted Payment and after giving effect thereto, Borrowers have Excess Availability of not less than $25,000,000, and (2) no Default or Event of Default shall have occurred or be continuing on the date of any such Restricted Payment and after giving effect thereto”

(c) Interpretation. For purposes of this Amendment No. 5, all terms used herein which are not otherwise defined herein, including but not limited to, those terms used in the recitals hereto, shall have the respective meanings assigned thereto in the Credit Agreement as amended by this Amendment No. 5.

2. Other Amendments.

(a) Section 5.6 of the Credit Agreement is hereby amended by inserting, at the end of the first sentence thereof, the following:

“, which insurance shall include flood insurance on all Real Property, from such providers, in amounts and on terms in accordance with the Flood Laws or as otherwise satisfactory to all Lenders”

(b) Section 6.7(g) of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

“(g) payments or repayments of advances to HBBHC or Holdings pursuant to the Tax Sharing Agreement to the extent permitted under Section 6.10.”

(c) Section 6.10(h) of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

“(h) payments or repayments of advances to HBBHC or Holdings pursuant to the Tax Sharing Agreement to the extent consistent with past practices, and”

(d) Section 14.1 of the Credit Agreement is hereby amended by inserting, at the end thereof, the following new clause (g):

“(g) No Real Property shall be taken as Collateral unless Lenders receive forty-five (45) days’ advance notice and each Lender confirms to Agent that it has completed all flood due diligence, received copies of all flood insurance documentation and confirmed flood insurance compliance as required by the Flood Laws or as otherwise satisfactory to such Lender. At any time that any Real Property constitutes Collateral, no modification of a Loan Document shall add, increase, renew or extend any loan, commitment or credit line hereunder until the completion of flood due diligence, documentation and coverage as required by the Flood Laws or as otherwise satisfactory to all Lenders.”

(e) Schedule 5.1 to the Credit Agreement is hereby deleted and replaced in its entirety with Schedule 5.1 attached as Exhibit A to this Amendment No. 5.

3. Representations and Warranties. Borrowers, jointly and severally, represent and warrant with and to Agent and Lenders as follows, which representations and warranties shall survive the execution and delivery hereof, the truth and accuracy of, or compliance with each, together with the representations, warranties and covenants in the other Loan Documents, being a continuing condition of the making of Loans and providing Letters of Credit to Borrowers:

(a) no Default or Event of Default exists or has occurred and is continuing as of the date of this Amendment No. 5;

(b) this Amendment No. 5 and each other agreement to be executed and delivered by Borrowers in connection herewith (together with this Amendment No. 5, the “Amendment Documents”) has been duly authorized, executed and delivered by all necessary corporate or organizational action on the part of each Borrower which is a party and is in full force and effect as of the date hereof, as the case may be, and the agreements and obligations of each of the Borrowers, as the case may be, contained herein and therein constitute legal, valid and binding obligations of each of the Borrowers, enforceable against them in accordance with their terms, except as enforceability is limited by equitable principals or by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors’ rights generally;

(c) the execution, delivery and performance of this Amendment No. 5 and the other Amendment Documents (i) are all within each Borrower’s corporate powers and (ii) are not in contravention of law or the terms of any Borrower’s certificate of incorporation, bylaws, or other organizational documentation, or any material indenture, agreement or undertaking to which any Borrower is a party or by which any Borrower or its property are bound which such contravention could individually or in the aggregate reasonably be expected to have a Material Adverse Effect; and

(d) all of the representations and warranties set forth in the Credit Agreement and the other Loan Documents, each as amended hereby, are true and correct in all material respects on and as of the date hereof, as if made on the date hereof, except to the extent any such representation or warranty is made as of a specified date, in which case such representation or warranty shall have been true and correct as of such date.

4. Conditions Precedent. The amendments contained herein shall only be effective upon the satisfaction of each of the following conditions precedent in a manner reasonably satisfactory to Agent:

(a) Agent shall have received counterparts of this Amendment No. 5, duly authorized, executed and delivered by Borrowers;

(b) Agent shall have received the consent or authorization from such Lenders as are required for the amendments provided for herein to execute this Amendment No. 5 on behalf of the Lenders;

(c) Agent shall have received a true and correct copy of each consent, waiver or approval (if any) to or of this Amendment No. 5, which any Borrower is required to obtain from any other Person, and such consent, approval or waiver (if any) shall be in form and substance reasonably satisfactory to Agent; and

(d) No Default or Event of Default shall exist or have occurred and be continuing.

5. Effect of this Amendment. Except as expressly set forth herein, no other amendments, changes or modifications to the Loan Documents are intended or implied, and in all other respects the Loan Documents are hereby specifically ratified, restated and confirmed by all parties hereto as of the effective date hereof and Borrowers shall not be entitled to any other or further amendment by virtue of the provisions of this Amendment No. 5 or with respect to the subject matter of this Amendment No. 5. To the extent of conflict between the terms of this Amendment No. 5 and the other Loan Documents, the terms of this Amendment No. 5 shall control. The Credit Agreement and this Amendment No. 5 shall be read and construed as one agreement.

6. Governing Law. The validity, interpretation and enforcement of this Amendment No. 5 and any dispute arising out of the relationship between the parties hereto whether in contract, tort, equity or otherwise, shall be governed by the internal laws of the State of New York but excluding any principles of conflicts of law or other rule of law that would cause the application of the law of any jurisdiction other than the laws of the State of New York.

7. Binding Effect. This Amendment No. 5 shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns.

8. Further Assurances. Borrowers shall execute and deliver such additional documents and take such additional action as may be reasonably requested by Agent to effectuate the provisions and purposes of this Amendment No. 5.

9. Entire Agreement. This Amendment No. 5 represents the entire agreement and understanding concerning the subject matter hereof among the parties hereto, and supersedes all other prior agreements, understandings, negotiations and discussions, representations, warranties, commitments, proposals, offers and contracts concerning the subject matter hereof, whether oral or written.

10. Headings. The headings listed herein are for convenience only and do not constitute matters to be construed in interpreting this Amendment No. 5.

11. Counterparts. This Amendment No. 5 may be executed in any number of counterparts, each of which shall be an original, but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of this Amendment No. 5 by telefacsimile or other electronic method of transmission shall have the same force and effect as delivery of an original executed counterpart of this Amendment No. 5. Any party delivering an executed counterpart of this Amendment No. 5 by telefacsimile or other electronic method of transmission shall also deliver an original executed counterpart of this Amendment No. 5, but the failure to do so shall not affect the validity, enforceability, and binding effect of this Amendment No. 5.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 5 to be duly executed and delivered by their authorized officers as of the day and year first above written.

US BORROWERS

HAMILTON BEACH BRANDS, INC.

By:

Title:

WESTON BRANDS, LLC

By:

Title:

CANADIAN BORROWER

HAMILTON BEACH BRANDS CANADA, INC.

By:

Title:

[Signatures Continued on Following Page]

AGENT AND LENDERS

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Agent and a Lender

By:

Title:

WELLS FARGO CAPITAL FINANCE CORPORATION CANADA, as a Lender

By:

Title:

BANK OF AMERICA, N.A., as a Lender

By:

Title:

KEYBANK, NATIONAL ASSOCIATION, as a Lender

By:

Title:

Exhibit A to Amendment No. 5 to Amended and Restated Credit Agreement

Schedule 5.1

to

Credit Agreement

Financial Statements, Reports, Certificates

Deliver to Agent, with copies to each Lender, each of the financial statements, reports, or other items set forth set forth below at the following times in form satisfactory to Agent:

as soon as available, but in any event within thirty (30) days after end of each of Parent’s fiscal months

(a)    an unaudited consolidated balance sheet, income statement, statement of stockholders’ equity, and statement of cash flow covering Parent’s and its Subsidiaries’ operations during such period, in each case on a monthly and year-to- date basis together with a comparison against the corresponding figures for the corresponding period of the prior fiscal year; and

(b) a Compliance Certificate.

as soon as available, but in any event within one-hundred twenty (120) days after end of HBBHC’s fiscal years

(c)    Consolidated financial statements of HBBHC’s and its Subsidiaries’ for each such fiscal year, audited by independent certified public accountants reasonably acceptable to Agent and certified, without any qualifications and an unaudited consolidated financial statement of HBBHC’s and its Subsidiaries’ operations during such period (including any (A) “going concern” or like qualification or exception, or (B) qualification or exception as to the scope of such audit), by such accountants to have been prepared in accordance with GAAP (such audited financial statements to include a balance sheet, income statement, statement of stockholders’ equity and statement of cash flow and, if prepared, such accountants’ letter to management) and a comparison against the corresponding figures for the prior fiscal year; and

(d) a Compliance Certificate.

as soon as available, but in any event on or before the earlier of (x) ninety (90) days after the start of each of Parent’s fiscal year and (y) the date which is two weeks following the board meeting of the Company’s directors approving the annual budget of the

(e)    copies of Parent’s and its Subsidiaries’ Projections, in form and substance (including as to scope and underlying assumptions) satisfactory to Agent, in its Permitted Discretion, for the forthcoming fiscal year, month by month, certified by the chief financial officer of Parent as being such officer’s good faith estimate of the financial performance of Parent and its Subsidiaries during the period covered thereby, and containing, among other things, pro forma financial statements, projected loan usage and Excess Availability under this Agreement and projected compliance with the financial covenants contained in Article VII by calculation thereof as of the end of such fiscal year, prepared on a monthly basis.

Consolidated Group for each such fiscal year if and when filed by HBBHC or any Loan Party	(f) Form 10-Q quarterly reports, Form 10-K annual reports, and Form 8-K current reports;

(g) any other filings made by HBBHC or any Loan Party or their respective Subsidiaries with the SEC; and

(h) any other formal financial reporting information that is provided by HBBHC or any Loan Party or any of their respective Subsidiaries to their shareholders generally.